UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2010

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On January 28, 2010, Robert Half International Inc. issued a press release reporting earnings for the fourth fiscal quarter of 2009. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01    Other Events.

On December 28, 2009, Plaintiff Eric Presser, on behalf of himself and a putative class of all allegedly similarly situated Staffing Managers in the state of Florida, filed a complaint in the United States District Court for the Middle District of Florida naming the Company as Defendant. The complaint alleges that Staffing Managers based in Florida have been misclassified as exempt from the Fair Labor Standards Act’s minimum wage and overtime requirements. Plaintiff seeks an unspecified amount for unpaid overtime on behalf of himself and the class he purports to represent. Plaintiff also seeks an unspecified amount for statutory penalties, attorneys’ fees and other damages. At this stage of the litigation, it is not feasible to predict the outcome of or a range of loss, should a loss occur, from this proceeding and, accordingly, no amounts will be provided in the financial statements to be included in the Company’s Form 10-K for the year ended December 31, 2009. The Company believes it has meritorious defenses to the allegations, and the Company intends to vigorously defend against the litigation.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
99.1	Robert Half International Inc. January 28, 2010, Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: January 28, 2010	By:	/s/ M. Keith Waddell
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer